UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 11 January 2011

SIGNET JEWELERS LIMITED
(Exact name of registrant as specified in its charter)

Commission File Number: 1-32349

Bermuda
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Clarendon House
2 Church Street
Hamilton
HM11
Bermuda
(Address of principal executive offices, including zip code)

441 296 5872
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item No. 7.01 - Regulation FD Disclosure

On January 11, 2011, Signet Jewelers Limited issued the following press release:

Signet Achieves 8.1% Increase in Holiday Same Store Sales and Provides Guidance for Fiscal 2011

HAMILTON, Bermuda, January 11, 2011 - Signet Jewelers Ltd ("Signet") (NYSE and LSE: SIG), the world's largest specialty retail jeweler, today announced its sales for the nine weeks ended January 1, 2011 ("Holiday Season") and expectations for Fiscal 2011 (year ending January 29, 2011).

Same Store Sales1 To January 1, 2011
	9 weeks	48 weeks
• Signet Jewelers	up 8.1%	up 6.6%
• US division	up 11.7%	up 8.9%
• UK division	down 4.2%	down 1.7%

Expectations for Fiscal 2011 Results

• Income before income tax: $287.5 million - $302.5 million, up 25% - 31%1
• Diluted earnings per share: $2.20 - $2.32, up 20% - 27%1

Expectations for Fiscal 2011 Results Excluding Non-recurring Item2
(See Note 2: "Non-GAAP Measures" below)

• Adjusted income before income tax: $335 million - $350 million, up 45% - 52%1
• Adjusted diluted earnings per share: $2.54 - $2.66, up 39% - 45%1

• Free cash flow3 expectation increased to $275 million - $300 million, before 'Make Whole' payment

1  See Note 1
2 $47.5 million 'Make Whole' payment arising from prepayment of private placement notes on November 26, 2010, after tax cost $29.5 million (the "Make Whole Payment").
3  Net cash provided by operating activities less cash flows used in investing activities.

Terry Burman, Chief Executive, commented: "We are very pleased with our Holiday Season performance, particularly in the US division which increased same store sales by 11.7%, following a 7.5% rise in the comparable period last year.  We believe that our long term strategy of focusing on the further development of products that differentiate us from our competitors, best in class customer service, and great marketing campaigns that leverage our leading share of voice has once again proven to be successful.  This strategy increasingly sets us apart in the marketplace and drives profitable market share gains.  The UK was negatively impacted by exceptionally adverse winter weather; however divisional management maintained very good control of gross merchandise margin and costs.

Reflecting the very strong Holiday Season, we now expect an increase of about 42% in adjusted earnings per share in Fiscal 2011, with operating margins up in the US and little changed in the UK.  In addition, we are increasing our guidance for free cash flow to $275 million to $300 million before the Make Whole Payment, compared to our original target at the start of Fiscal 2011 of $150 million to $200 million.

We believe that Signet is well positioned for Fiscal 2012 with an excellent management team, a pipeline of new initiatives and the ability to continue to invest in our sustainable competitive advantages because of our strong balance sheet."

Enquiries:	Ron Ristau, Chief Financial Officer, Signet Jewelers	+1 (441) 296 5872
Press:	Alecia Pulman, ICR, Inc.	+1 (203) 682 8224
	Jonathan Glass, Brunswick	+44 (0)20 7404 5959

Signet operated 1,874 specialty retail jewelry stores at January 1, 2011, these included 1,330 stores in the US, where it trades as "Kay Jewelers", "Jared The Galleria Of Jewelry" and under a number of regional names.  At the same date, Signet also operated 544 stores in the UK, where it trades as "H.Samuel", "Ernest Jones" and "Leslie Davis".  Further information on Signet is available at www.signetjewelers.com.  See also www.kay.com, www.jared.com, www.hsamuel.co.uk and www.ernestjones.co.uk.

Conference Call

There will be a conference call today at 8.30 a.m. EST (1.30 p.m. GMT and 5.30 a.m. Pacific Time) and a simultaneous audio webcast and slide presentation available at www.signetjewelers.com.  The slides are available to be downloaded from the website ahead of the conference call.  To help ensure the conference call begins in a timely manner, all participants should dial in 5 to 10 minutes prior to the scheduled start time.  The call details are:

US dial-in:	+1 (212) 444 0412	Access code: 3883448
European dial-in:	+44 (0)20 7806 1951	Access code: 3883448

A replay of the conference call and a transcript of the call will be posted on Signet's website as soon as is practical after the call has ended and will be available for one year.

This release contains statements which are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements, based upon management's beliefs and expectations as well as on assumptions made by and data currently available to management, appear in a number of places throughout this release and include statements regarding, among other things, Signet's results of operation, financial condition, liquidity, prospects, growth, strategies and the industry in which Signet operates.  The use of the words "expects," "intends," "anticipates," "estimates," "predicts," "believes," "should," "potential," "may," "forecast," "objective," "plan," or "target," and other similar expressions are intended to identify forward-looking statements.  These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, including but not limited to general economic conditions, the merchandising, pricing and inventory policies followed by Signet, the reputation of Signet and its brands, the level of competition in the jewelry sector, the cost and availability of diamonds, gold and other precious metals, regulations relating to consumer credit, seasonality of Signet's business, financial market risks, deterioration in consumers' financial condition, exchange rate fluctuations, changes in consumer attitudes regarding jewelry, management of social, ethical and environmental risks, inadequacy in and disruptions to internal controls and systems, changes in assumptions used in making accounting estimates relating to items such as extended service plans and pensions, and risks relating to Signet being a Bermuda corporation.

For a discussion of these and other risks and uncertainties which could cause actual results to differ materially, see the "Risk Factors" section of Signet's Fiscal 2010 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 30, 2010.  Actual results may differ materially from those anticipated in such forward-looking statements.  Signet undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

SIGNET

In the nine week period to January 1, 2011, same store sales were up by 8.1%.  Total sales rose by 6.0% on a reported basis and by 6.9% at constant exchange rates; non-GAAP measure, see Note 2.  The breakdown of the sales performance is set out in Table 1 below.

In the 48 weeks to January 1, 2011, same store sales increased by 6.6%.  Total sales rose by 4.8% on a reported basis and by 5.5% at constant exchange rates; non-GAAP measure, see Note 2.  The US dollar to pound sterling exchange rate for the period was $1.54 (48 weeks to January 2, 2010: $1.59).  The breakdown of the sales performance is set out in Table 1 below.

Table 1
Period to January 1, 2011	9 Weeks			48 Weeks
	US	UK	Signet	US	UK	Signet
	%	%	%	%	%	%
Same store sales	11.7	(4.2)	8.1	8.9	(1.7)	6.6
Change in store space	(1.3)	(1.1)	(1.2)	(0.9)	(1.6)	(1.1)
Total at constant exchange rates	10.4	(5.3)	6.9	8.0	(3.3)	5.5
Exchange translation1	-	(3.5)	(0.9)	-	(3.1)	(0.7)
Change in total sales as reported	10.4	(8.8)	6.0	8.0	(6.4)	4.8
1 See Note 2

For Fiscal 2011, income before income taxes is anticipated to be between $287.5 million and $302.5 million, up 25% to 31% from $230.5 million in Fiscal 2010, see Note 1.  Diluted earnings per share are estimated to be between $2.20 and $2.32, an increase of 20% to 27% from $1.83 in Fiscal 2010, see Note 1.  Excluding a non-recurring 'Make Whole' payment of $47.5 million arising from the prepayment in full of private placement notes on November 26, 2010 (the "Make Whole Payment"), income before income taxes is expected to be between $335 million and $350 million, up 45% to 52%, with diluted earnings per share of between $2.54 and $2.66, up 39% to 45%; non-GAAP measures see Note 2.  These forecasts include an expense currently estimated at $6 million to $7 million, incurred from the appointment of a new chief executive officer, whose contract includes compensation for amounts foregone from his prior employment.

In Fiscal 2011, free cash flow (cash flow from operations less cash flows used in investing activities) before the Make Whole Payment is forecast to be between $275 million and $300 million.

US division (~ 80% of annual sales)

In the nine week period to January 1, 2011, the US division's same store sales rose by 11.7%, compared to an increase of 7.5% in the comparable period last year, and total sales were up by 10.4%.  The breakdown of US same store sales performance is shown in Table 2 below.  New differentiated branded merchandise, in particular Charmed MemoriesTM , performed well and established programs including Open Hearts by Jane SeymourTM, Love's EmbraceTM, the Leo DiamondTM and LeVianTM continued to make an important contribution.  Exclusive brands in test, such as Neil Lane BridalTM and the Perfected by TolkowskyTM diamond, were also very successful.  In total, differentiated branded merchandise is expected to increase its participation in US sales by about 300 basis points in Fiscal 2011 compared to Fiscal 2010.

1 Excludes the charm bracelet category, a product with an average unit selling price considerably lower, and a multiple purchase and frequency of purchase much greater, than products historically sold by the division.

Table 2		Change from previous year
	Average			Average
	unit		Same	unit
	selling	Total	store	selling
9 weeks to January 1, 2011	price1	sales	sales	price1
Kay	$287	9.8%	10.6%	8.8%
Jared	$698	20.1%	18.7%	10.4%
Regional brands	$305	(7.1)%	1.4%	9.9%
US division	$338	10.4%	11.7%	11.3%
In the 48 weeks to January 1, 2011, same store sales increased by 8.9%, compared to a decrease of 0.1% in the comparable period last year, with total sales up by 8.0%.  The breakdown of US same store sales performance is shown in Table 3 below.  Gross merchandise margin for the year is expected to increase by between 130 basis points and 150 basis points.  The net bad debt charge as a percentage of total US sales for the year is anticipated to be between 4.1% and 4.3%, which is 130 basis points to 150 basis points below the Fiscal 2010 rate of 5.6%.  The divisional operating margin for Fiscal 2011 is forecast to be between 12.0% and 12.5%, compared to 8.8% last year.  The net decrease in store space at January 29, 2011, compared to the prior year end is anticipated to be 2%.

Table 3			Change from previous year
		Average			Average
	Expected Share	unit		Same	unit
48 weeks to	of Signet Sales	selling	Total	store	selling
January 1, 2011	in Fiscal 2011	price1	sales	sales	price1
Kay	~46%	$327	6.2%	6.8%	7.1%
Jared	~25%	$756	18.5%	16.0%	6.9%
Regional brands	~9%	$342	(6.7)%	2.0%	4.5%
US division	~80%	$386	8.0%	8.9%	8.1%

1 Excludes the charm bracelet category, a product with an average unit selling price considerably lower, and a multiple purchase and frequency of purchase much greater, than products historically sold by the division.

UK division (~ 20% of annual sales)
In the nine week period to January 1, 2011, the UK division's same store sales declined by 4.2%, compared to a decrease of 0.8% in the comparable period last year.  Total sales were down by 8.8% on a reported basis and by 5.3% at constant exchange rates; non-GAAP measure, see Note 2.  The breakdown of UK same store sales performance is shown in Table 4 below.  The charm bracelet category and gold rings performed well.

Table 4		Change from previous year
	Average		Sales at		Average
	unit		constant	Same	unit
	selling	Total	exchange	store	selling
9 weeks to January 1, 2011	price1,2	sales	rates3,4	sales	price2
H.Samuel	£56	(7.5)%	(4.0)%	(2.8)%	4.5%
Ernest Jones5	£219	(10.5)%	(7.1)%	(5.9)%	8.1%
UK division	£81	(8.8)%	(5.3)%	(4.2)%	4.9%
1 The average unit selling price2 for H.Samuel was $86, for Ernest Jones was $337 and for the UK division was $125.

2  Excludes the charm bracelet category, a product with an average unit selling price considerably lower, and a multiple purchase and frequency of purchase much greater, than products historically sold by the division.

3 Non-GAAP measure, see Note 2.

4 The exchange translation impact on the total sales of H.Samuel was 3.5%, and for Ernest Jones was 3.4% and for total UK was 3.5%.

5 Includes stores trading as Leslie Davis.

In the 48 weeks to January 1, 2011, same store sales declined by 1.7%, compared to a decrease of 2.2% in the comparable period last year.  Total sales decreased by 6.4% on a reported basis and by 3.3% at constant exchange rates; non-GAAP measure, see Note 2.  The breakdown of UK same store sales performance is shown in Table 5 below.  The gross merchandise margin for Fiscal 2011 is expected to be between 10 and 30 basis points below last year.  Divisional operating margin for Fiscal 2011 is forecast to be between 7.5% and 8.0%, compared to 7.7% last year.

Table 5			Change from previous year
	Expected share	Average unit		Sales at constant	Same	Average unit
48 weeks to	of Signet sales	selling	Total	exchange	store	selling
January1, 2011	in Fiscal 2011	price1	sales	rates3,4	sales	price2
H.Samuel	~11%	£57	(6.3)%	(3.2)%	(2.1)%	8.0%
Ernest Jones5	~9%	£247	(4.9)%	(1.8)%	(1.3)%	9.4%
UK division	~20%	£88	(6.4)%	(3.3)%	(1.7)%	9.2%
1 The average unit selling price2 for H.Samuel was $88, for Ernest Jones was $380 and for the UK division was $136.

2  Excludes the charm bracelet category, a product with an average unit selling price considerably lower, and a multiple purchase and frequency of purchase much greater, than products historically sold by the division.

3 Non-GAAP measure, see Note 2.

4 The exchange translation impact on the total sales of H.Samuel was 3.1%, and for Ernest Jones was 3.1% and for total UK was 3.1%.

5 Includes stores trading as Leslie Davis.

INVESTOR RELATIONS PROGRAM DETAILS

13th Annual ICR XChange Conference, Wednesday, January 12, 2011
Signet will be taking part in the ICR XChange Conference on Wednesday, January 12, 2011 at
the St.Regis Monarch Beach Resort, Dana Point, California.  Present will be Mike Barnes, Chief Executive Officer Designate, Ron Ristau, Chief Financial Officer and Tim Jackson, Investor Relations Director.  The presentation, which is scheduled for 11.35 a.m. Pacific Time will be webcast on www.signetjewelers.com.

Société Générale Retail Conference, Tuesday, February 1, 2011
Signet will be taking part in the Société Générale Retail Conference on Tuesday, February 1, 2011 in Paris.  Present will be Tim Jackson, Investor Relations Director.

NOTES TO RELEASE

Note 1 - Correction of immaterial error
During the third quarter of Fiscal 2011, Signet changed its accounting for extended service plans. Previously, revenue from the sale of extended service plans was deferred, net of direct costs arising from the sale, and was recognized in proportion to the historical actual claims incurred.  Signet conducted a review of the claims cost patterns, including estimates of future claims costs expected to be incurred, and concluded that the deferral period required extension and that claims cost is a more appropriate basis for revenue recognition than the number of claims incurred.  In addition, Signet now defers all revenues and recognizes direct costs in proportion to the revenue recognized. These changes are in accordance with ASC 605-20-25.  The impact resulted in an overstatement of extended service plan revenue and an understatement of deferred revenue.  These plans are only sold by the US division and therefore only affect the US segment reporting.

Signet evaluated the effects individually and in the aggregate and determined that its prior period financial statements are not materially misstated.  However, Signet determined that the cumulative effect of adjusting in the third quarter of Fiscal 2011 would be material to the Fiscal 2011 financial statements.  Therefore, Signet adjusted the affected prior periods and presented the results in its third quarter report.

All comparative numbers and percentages in this announcement reflect the impact of applying this correction for all periods presented.

As a result of applying this correction, the Fiscal 2010 consolidated income statement is presented below for comparative purposes and was impacted as follows:

Impact on consolidated income statement	52 weeks ended
	January 30, 2010
	$million
	Amounts previously reported	As corrected

Sales	3,290.7	3,273.6
Cost of sales	(2,213.8)	(2,208.0)
Gross margin	1,076.9	1,065.6
Operating income	275.8	264.5
Income before income taxes	241.8	230.5
Income taxes	(77.7)	(73.4)
Net income	164.1	157.1
Earnings per share - basic	$1.92	$1.84
- diluted	$1.91	$1.83

Note 2 - Non-GAAP Measures

Impact of constant exchange rates
Signet has historically used constant exchange rates to compare period-to-period changes in certain financial data.  This is referred to as 'at constant exchange rates' throughout this release.  Management considers this to be a useful measure for analyzing and explaining changes and trends in Signet's results.  Management does not, nor does it suggest investors should, consider non-GAAP financial measures in isolation from or as a substitute for, financial information prepared in accordance with GAAP.  Signet provides such non-GAAP information in reporting its financial results to provide investors with additional data to evaluate its operating results.  The impact of the re-calculation of sales growth at constant exchange rates is shown below:

9 weeks to January 1, 2011	Growth at actual exchange rates	Impact of exchange rate movement	Growth at constant exchange rates (non-GAAP)
	%	%	%
Sales by origin and destination
US	10.4	-	10.4
UK, Channel Islands & Republic of Ireland	(8.8)	3.5	(5.3)
	6.0	0.9	6.9

48 weeks to January 1, 2011	Growth at actual exchange rates	Impact of exchange rate movement	Growth at constant exchange rates (non-GAAP)
	%	%	%
Sales by origin and destination
US	8.0	-	8.0
UK, Channel Islands & Republic of Ireland	(6.4)	3.1	(3.3)
	4.8	0.7	5.5

Impact of Make Whole Payment
On November 26, 2010, Signet incurred a $47.5million non-recurring Make Whole Payment arising from the prepayment in full of its private placement notes. Management considers it useful to exclude this significant, unusual and non-recurring item to analyze and explain changes and trends in Signet's results. The impact is shown below:

	Income before income taxes	Diluted EPS
	$ million	$
Fiscal 2011 Forecast	287.5 to 302.5	2.20 to 2.32
Impact of Make Whole Payment	47.5	0.34
As adjusted	335.0 to 350.0	2.54 to 2.66

Item 8.01 Other Events.

Prior to the fourth quarter Fiscal 2010 (year ended January 30, 2010), Signet did not split out by brand US divisional same store sales.  This information is presented below for Fiscal 2009 (year ended January 31, 2009), Fiscal 2010 and Fiscal 2011 (through October 30, 2010) and incorporates the impact of applying the change in accounting for Signet's extended service plans as discussed in Note 1 to Item 7.01 above.

	Fiscal 2009
	Q1	Q2	Q3	Q4	Full year
Kay	-4.2%	-4.5%	-4.8%	-11.4%	-7.1%
Jared	-3.2%	-5.5%	-10.5%	-22.7%	-11.9%
Regionals	-8.4%	-9.9%	-12.2%	-21.8%	-14.2%
US	-4.7%	-5.7%	-7.8%	-16.0%	-9.6%
Signet	-2.4%	-4.4%	-6.5%	-14.8%	-8.1%

	Fiscal 2010
	Q1	Q2	Q3	Q4	Full year
Kay	5.1%	0.7%	1.3%	7.7%	4.4%
Jared	-14.3%	-15.2%	-7.5%	8.9%	-6.1%
Regionals	-7.9%	-8.6%	-4.9%	2.7%	-4.0%
US	-2.6%	-5.5%	-2.3%	7.3%	0.2%
Signet	-2.9%	-5.3%	-1.8%	5.1%	-0.4%

	Fiscal 2011
	Q1	Q2	Q3
Kay	4.2%	2.7%	8.6%
Jared	15.9%	14.2%	14.3%
Regionals	2.8%	1.2%	2.6%
US	7.3%	6.0%	9.7%
Signet	5.8%	4.6%	7.2%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNET JEWELERS LIMITED

Date: January 11, 2011	By:	/s/ Mark Jenkins
Mark Jenkins
Group Company Secretary